                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Amendment to the 1996 Performance Incentive Plan of our report dated June 2, 1998, with respect to the consolidated financial statements and schedule of Quest Education Corporation (formerly Educational Medical, Inc.) included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/   Ernst & Young LLP

Atlanta, Georgia
December 14, 1998